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                                                             EXHIBIT 21.1


                          SUBSIDIARIES OF VIATEL, INC.



                                              JURISDICTION OF INCORPORATION
UNITED STATES SUBSIDIARY                 OR ORGANIZATION/ FOREIGN QUALIFICATIONS

Destia.com, Inc.                                              Delaware
Off the Mall Advertising Inc.                                 Delaware
Viatel Argentina Holdings, Inc.                               Delaware
Viatel Argentina Management, Inc.                             Delaware
Viatel (Bermuda) Cable Assets Limited                         Delaware
Viatel Brazil Holdings, Inc.                                  Delaware
Viatel Brazil Management, Inc.                                Delaware
Viatel Cable Assets Inc.                                      Delaware
Viatel Circe Cable System, Limited                            Delaware
Viatel Colombia Holdings, Inc.                                Delaware
Viatel Colombia Management, Inc.                              Delaware
Viatel Communications, Inc.                                   Delaware, NY
Viatel Development Company                                    Delaware, TX
Viatel Finance Company L.L.C.                                 Delaware
Viatel Finland, Inc.                                          Delaware
Viatel Global Communications, Ltd.                            Delaware
Viatel Nebraska, Inc.                                         Delaware
Viatel New Jersey, Inc.                                       DE, NJ
Viatel Sales U.S.A., Inc.                                     DE, IN, CA, IL, CO
Viatel Services, Inc.                                         All States
Viatel Sweden, Inc.                                           Delaware
Viatel Virginia, Inc.                                         Delaware
VYTL LLC                                                      Delaware
Voicenet Corporation                                          New York
YYC Communications, Inc.                                      DE, NY


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NAME OF FOREIGN SUBSIDIARY                                           COUNTRY

Econophone GmbH                                                      Austria

Call BvBa                                                            Belgium
Econophone NV                                                        Belgium
Viaphone NV/SA                                                       Belgium
Viatel Belgium S.A./N.V.                                             Belgium

Viatel (Bermuda) Assets Limited                                      Bermuda

Destia Canada Communications Inc.                                    Canada

Viacol Ltda.                                                         Colombia

Destia Communications SA                                             France
Viatel Operations S.A.                                               France
Viatel S.A.                                                          France
VPN S.A.R.L.                                                         France

Econophone GmbH                                                      Germany
Teleriffic Global Communications GmbH                                Germany
Viatel Communications GmbH                                           Germany
(Formerly Viaphone GmbH)
Viatel GmbH                                                          Germany
Viatel German Asset GmbH                                             Germany
Viatel German Holding GmbH                                           Germany
Viatel Global Communications GmbH                                    Germany
ViCaMe Infrastructure Development GmbH                               Germany

Econophone (Hellas), SA                                              Greece

Call the World                                                       Ireland
Destia Communications, Ltd.                                          Ireland
Destia Communications Services, Ltd.                                 Ireland

Viatel Global Communications S.p.A.                                  Italy
Viatel S.R.L.                                                        Italy

Econophone Netherlands B.V.                                          Netherlands
Accountants- en Belastingadviesbureau Strijk BV                      Netherlands
Viafoperations Communications B.V.                                   Netherlands
Viatel Global Communications B.V.                                    Netherlands


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NAME OF FOREIGN SUBSIDIARY                                     COUNTRY

Viatel European Holding S.R.L.                                 Spain
Viafon Dat Iberica, S.A.                                       Spain
Viatel Global Communications Espana S.A.                       Spain

Econophone AG                                                  Switzerland
Econophone Services GmbH                                       Switzerland
Phonecentre GmbH                                               Switzerland
Viaphone AG                                                    Switzerland
Viatel AG                                                      Switzerland

Amberhold Limited                                              England and Wales
America First Limited                                          England and Wales
Destia Communications Limited                                  England and Wales
Destia Communications (Holdings) Limited                       England and Wales
Destia Network Services Limited                                England and Wales
Econophone Limited                                             England and Wales
Network Managed Services Limited                               England and Wales
Viatel Communications (UK) Limited                             England and Wales
Viatel Austria Limited                                         England and Wales
Viatel Belgium Limited                                         England and Wales
Viatel Cable Assets Limited                                    England and Wales
Viatel Circe Assets Limited                                    England and Wales
Viatel Communications Limited                                  England and Wales
Viatel (I) Limited                                             England and Wales
Viatel Spain Limited                                           England and Wales
Viatel U.K. Limited                                            England and Wales
Viatel UK Holding Limited                                      England and Wales
Viatel Global Communications Limited                           England and Wales
Viatel Holdings (UK) Limited                                   England and Wales
WaveTech Limited                                               England and Wales
WaveTech Network Services Limited                              England and Wales
Viatel Czech Limited